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                                                                  EXHIBIT 5.1


                                  [LETTERHEAD]


                                October 9, 1996

American Sports History Incorporated
18-I Heritage Drive
Chatham, NJ 07928

Re:  Registration State on Form S-8

Gentlemen:

At your request, we have examined the form of the Registration Statement on Form S-8 relating to Consulting Agreements to be filed with the Securities and Exchange Commission on or about October 9, 1996 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of one million five hundred and ten thousand shares of the Common Stock, $.0001 par value (the "Stock"), which may be granted under consulting and/or advisor agreements with future consultants and/or advisors for services rendered to American Sports History Incorporated (the "Company") not in connection, directly or indirectly, in any capital-raising transaction.

In rendering the following opinion, we have examined and relied only upon the documents and certificates of officers and directors of the Company as are specifically described below. In our examination, we have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies. Our examination was limited to the following documents and no others:

        1.      Articles of Incorporation of the Company, as amended to date.

        2.      By-Laws of the Company, as amended to date.

        3. Resolutions adopted by the Board of Directors of the Company authorizing the prior issuance of 1,500,000 shares of the Stock in the future to consultants and/or advisors for services rendered in non-capital raising activities and transactions.

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American Sports History Incorporated
October 9, 1996
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        4.      The Form S-8 Registration Statement.

We have not undertaken, and do not intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records.

Based on the foregoing, it is our opinion that Stock to be issued, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws, when issued upon the completion of services rendered to the Company, will be duly and validly authorized, fully-paid and non-assessable.

We express no opinion as to compliance with the securities or "blue sky" laws of any state in which the Stock is proposed to be offered and sold or as to the effect, if any, which noncompliance with such laws might have on the validity of issuance of the Stock.

We hereby consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdictions' securities act for purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Stock in connection with the offering described in the Registration Statement. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you; (ii) may not be relied upon by any other party;
(iii) covers only matters of Nevada and Federal law, and nothing in this opinion shall be deemed to apply any opinion related to the laws of any other jurisdiction; (iv) may not be quoted or reproduced or delivered by you to any other person; and (v) may not be relied upon for any other purpose whatsoever. Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

By giving you this opinion and consent, we do not admit that we are an expert with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

The information set forth herein is as of the date of this letter. We disclaim any undertaking to advise you of changes which may be brought to our attention after the effective date of the Registration Statement.

                                        Very truly yours,



                                        LAW OFFICES OF WILLIAM B. BARNETT